Exhibit 32

LAMAR ADVERTISING COMPANY
LAMAR MEDIA CORP.

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

Each of the undersigned officers of Lamar Advertising Company (“Lamar”) and Lamar Media Corp. (“Media”) certifies, to his knowledge and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the combined Quarterly Report on Form 10-Q of Lamar and Media for the quarter ended September 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in that combined Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Lamar and Media.

Dated: November 15, 2004	By:	/s/ Kevin P. Reilly, Jr.

Kevin P. Reilly, Jr.
Chief Executive Officer, Lamar Advertising Company
Chief Executive Officer, Lamar Media Corp.

Dated: November 15, 2004	By:	/s/ Keith A. Istre

Keith A. Istre
Chief Financial Officer, Lamar Advertising Company
Chief Financial Officer, Lamar Media Corp.